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                              MSR EXPLORATION LTD.
P
R                           1619 PENNSYLVANIA AVENUE
O                           FORT WORTH, TEXAS 76104
X
Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Glenn M. Darden and Howard S. Boals, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the common stock of MSR Exploration Ltd. (the "Company"), held of record by the undersigned at the close of business on _______________, 1998, at the Special Meeting of Stockholders (the "Meeting") to be held on _______________, 1998, and any adjournment thereof.

     This proxy, when properly executed and dated, will be voted in the manner directed herein by the undersigned holder(s). If no direction is given, this proxy will be voted FOR Proposal 1 and at the discretion of the Proxies with respect to any other matter that is properly brought before the Meeting in accordance with Proposal 2.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                              SEE REVERSE SIDE
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/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.
PLEASE MARK BOXES IN BLUE OR BLACK INK.

1. Proposal to approve the Agreement and Plan of Merger and Reorganization by and between the Company and Quicksilver Resources, Inc.

                 For           Against            Abstain

                / /            / /                / /

2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the Meeting or any adjournments thereof.

                 For           Against            Abstain

                / /            / /                / /

                   Please execute the Proxy as your name appears hereon. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   Signature:__________________________Date:______________, 1998

                   Signature:__________________________Date:______________, 1998
                   (if held jointly)


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PLEASE MARK, COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY USING THE
ENCLOSED ENVELOPE. TO BE VALID, THIS FORM MUST BE COMPLETED, SIGNED AND RETURNED SO THAT IT ARRIVES AT THE COMPANY NOT LATER THAN _____P.M. ON ______________, 1998.
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